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                                                                    EXHIBIT 99.2

                                  CERTIFICATION

         I, Reggie Roman, hereby certify to Psychiatric Solutions, Inc. that:

1. I have reviewed the quarterly report on Form 10-Q for the quarter ended July 31, 2002 for Psychiatric Solutions, Inc (which for such quarter and as of July 31, 2002 was PMR Corporation only and did not include any combined operations of Psychiatric Solutions and PMR Corporation);

2. Based on my knowledge, such quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the PMR Corporation as of, and for the periods presented in such quarterly report.

         I understand the Psychiatric Solutions is relying on this representation in connection with its filing of the 10-Q for the quarter ended July 31, 2002 for the operations of PMR Corporation prior to the completion of the merger between Psychiatric Solutions and PMR.


Date: September 13, 2002

                                              /s/ Reggie Roman
                                              ---------------------------------
                                              Reggie Roman
                                              Former Chief Financial Officer of
                                              PMR Corporation